Exhibit A-1

                            CERTIFICATE OF FORMATION

                                       OF

                            NATURAL FUELS COMPANY LLC

The undersigned, having been duly authorized to execute this Certificate of Formation pursuant to the Delaware Limited Liability Act, certifies as follows with respect to such limited liability company:

1.   Name: The name of the limited liability company is Natural Fuels Company
     -----
     LLC ("Company").

2.   Registered Office and Agent. The name and business address of the Company's
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     initial registered agent for service of process is Corporation Service
     Company, 1013 Centre Road, Wilmington, Delaware 19805, and the Company's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

3.   Delayed Effective Date. The date of formation of the Company shall be
     -----------------------
     January 1, 1999.


December 11, 1998                            /s/  Arlene S. Bobrow
                                             --------------------------------
                                             Arlene S. Bobrow, Authorized Person